1
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): December 14, 2001
                                                        -----------------


                           WINSLOEW FURNITURE, INC.
              (Exact name of registrant as specified in its charter)

       Florida                     0-25246                    63-1127982
       -------                     -------                    ----------
   (State or other               (Commission               (I.R.S. Employer
    jurisdiction of               File Number)              Identification No.)
    incorporation)



  160 Village Street, Birmingham, Alabama                              35242
  ---------------------------------------                              -----
  (Address of principal executive offices)                           (Zip Code)


        Registrant's telephone number, including area code (205) 408-7600
                                                           --------------


                              (Not Applicable)
         (Former name or former address, if changed since last report)

Item 5.            Other Events

As reported in the Company's 10-Q filing for the third quarter of 2001, the Company was not in compliance with the Maximum Consolidated Total Leverage Ratio as defined in the Senior Credit Facility. The lender's agent and the requisite lenders waived this covenant until November 30, 2001 pursuant to the terms contained in The Limited Waiver to WinsLoew Furniture's Inc. Credit Agreement dated May 8, 2001 ("Limited Waiver"). The Limited Waiver was subsequently extended through December 14, 2001, while an amendment to the Credit Agreement dated May 8, 2001 was being completed. On December 14, 2001 the lender's agent and requisite lenders approved The First Amendment To Credit Agreement. ("Amendment"). This Amendment is filed herewith.




Item 7.           Financial Statement and Exhibits


(c)     Exhibits  (Filed herewith)


1. First Amendment To Credit Agreement entered into by and among WinsLoew Furniture, Inc., and the Lenders and Canadian and Imperial Bank of Commerce, as Administrative agent for the Lenders, dated as of December 14, 2001.





                             SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                             WinsLoew Furniture, Inc.
                                    December 20, 2001

                             by: /s/ Vincent A. Tortorici, Jr.

                                 Vincent A. Tortorici, Jr.
                                 Vice President and Chief Financial Officer
                                (Principal Financial and Accounting Officer)